LEASE AGREEMENT

    LANDLORD:  Winchester Development Company

    TENANT:    Bank of Clarke County

    SHOPPING CENTER:  Apple Blossom Convenience Center


ARTICLE I:  GRANT AND BASIC TERMS
                    1.01   Basic Terms and Definitions                        1
                    1.02   Commencement of Lease                              3
                    1.03   Use of Common Areas                                3
                    1.04   Commencement of Minimum Rent and Additional Rent   3
                    1.05   Lease Term                                         3
                    1.06   Condition of Leased Premises                       3
                    1.07   Tenant's Work                                      3
                    1.08   Shopping Center Provisions                         3

ARTICLE II:  RENT
                    2.01   Minimum Annual Rent                                3
                    2.02   Percentage Rent                                    3
                    2.03   Gross Receipts Defined                             4
                    2.04   Tenant's Records                                   4
                    2.05   Audit                                              4
                    2.06   Taxes and Insurance                                4
                    2.07   Interest on Delinquent Rent                        4
                    2.08   Late Fee                                           5
                    2.09   Returned Checks                                    5

ARTICLE III:        CLEANING AND REPAIR OF LEASED PREMISES
                    3.01   Landlord's Obligations                             5

ARTICLE IV:  CONDUCT OF BUSINESS
                    4.01   Use of Leased Premises                             5
                    4.02   Operation of Business                              5

ARTICLE V:  COMMON AREAS
                    5.01   Control of Common Areas by Landlord                5
                    5.02   Common Area Maintenance                            5
                    5.03   Definitions                                        5

ARTICLE VI:  ALTERATIONS, LIENS AND SIGNS
                    6.01   Alterations                                        5
                    6.02   Tenant Shall Discharge All Liens                   6
                    6.03   Signs, Awnings and Canopies                        6


ARTICLE VII:  MAINTENANCE OF LEASED PREMISES, SURRENDER AND RULES
                    7.01   Maintenance, Repair, and Replacement by Tenant     6
                    7.02   Maintenance by Landlord                            6
                    7.03   Surrender of Leased Premises                       6
                    7.04   Rules and Regulations                              6

ARTICLE VIII:  INSURANCE AND INDEMNITY
                    8.01   Casualty Insurance                                 7
                    8.02   Waiver of Subrogation                              7
                    8.03   Increase in Fire Insurance Premiums                7
                    8.04   Liability Insurance                                7
                    8.05   Indemnification of Landlord                        7
                    8.06   Plate Glass Insurance                              7
                    8.07   Liquor Liability Insurance                         7
                    8.08   Insurance Policy                                   7

ARTICLE IX:  UTILITIES
                    9.01     Utility Charges                                  8

ARTICLE X:  PRIORITY OF LEASE
                   10.01    Subordination                                     8
                   10.02   Notice to Landlord of Default                      8
                   10.03   Estoppel Certificate                               8
                   10.04   Attornment                                         8

ARTICLE XI:  ASSIGNMENT AND SUBLETTING
                   11.01   Consent Required                                   8

ARTICLE XII:       WASTE, GOVERNMENTAL AND INSURANCE REQUIREMENTS,
                   AND HAZARDOUS SUBSTANCES
                   12.01   Waste or Nuisance                                  9
                   12.02   Governmental and Insurance Requirements            9
                   12.03   Hazardous Substances                               9

ARTICLE XIII:  PROMOTION FUND
                   13.01   Promotion Fund                                     9

ARTICLE XIV:  DESTRUCTION OF LEASED PREMISES
                   14.01   Partial Destruction                                9
                   14.02   Substantial Destruction                            9
                   14.03   Partial Destruction of Shopping Center            10


ARTICLE XV:  EMINENT DOMAIN
                   15.01   Condemnation                                      10

ARTICLE XVI:  DEFAULT OF TENANT
                   16.01   Tenant's Default                                  10
                   16.02   Remedies                                          10
                   16.03   Further Remedies of Landlord                      11
                   16.04   Legal Expenses                                    12
                   16.05   Failure to Pay; Interest                          12

ARTICLE XVII:  ACCESS BY LANDLORD
                   17.01   Right of Entry                                    12

ARTICLE XVIII:  TENANT'S PROPERTY
                   18.01   Taxes on Leasehold                                12
                   18.02   Loss and Damage                                   12
                   18.03   Notice by Tenant                                  12

ARTICLE XIX: HOLDING OVER; SUCCESSORS
                   19.01   Holding Over                                      12
                   19.02   Successors and Assigns                            12

ARTICLE XX:  QUIET ENJOYMENT
                   20.01   Landlord's Covenant                               12

ARTICLE XXI:  MISCELLANEOUS
                   21.01   Waiver                                            13
                   21.02   Accord and Satisfaction                           13
                   21.03   No Partnership                                    13
                   21.04   Force Majeure                                     13
                   21.05   Landlord's Liability                              13
                   21.06   Notices and Payments                              13
                   21.07   Financial Statements                              13
                   21.08   Guarantors                                        13
                   21.09   Captions and Section Number                       13
                   21.10   Definitions                                       13
                   21.11   Partial Invalidity                                13
                   21.12   Recording                                         13
                   21.13   Entire Agreement                                  13
                   21.14   Jury Trial; Claims; Survival                      13
                   21.15   Applicable Law                                    13
                   21.16   Consents and Approvals                            14
                   21.17   Authority                                         14
                   21.18   Interpretation                                    14
                   21.19   Brokers                                           14

ARTICLE XXII:  SECURITY AND RENT DEPOSITS
                   22.01   Amount of Security Deposit                        14
                   22.02   Use and Return of Security Deposit                14
                   22.03   Rent Deposit                                      14

ARTICLE XXIII: TENANT COVENANTS; EASEMENTS
                   23.01   Tenant Covenants                                  14
                   23.02   Easements                                         14


EXHIBITS

           Site Plan                                                  Exhibit A
           Description of Landlord's Work and Tenant's Work           Exhibit B
           Guaranty                                                   Exhibit C
           Sign Criteria                                              Exhibit E
           Estoppel Certificate                                       Exhibit F



LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease") is entered into pursuant to the following terms and conditions:

          ARTICLE I:  GRANT AND BASIC TERMS

1.01 Basic Terms and Definitions. This Lease is subject to the following basic terms and definitions:

          (a)  Date of Lease: June 3, 1997

          (b) "Landlord": Winchester Development Company Address: c/o R.J.Waters & Associates,Inc.,402 Bayard Road, Suite 200,Kennett Square,PA 19348

          (c) "Tenant": Bank of Clarke County Address: P. O. Box 391, Berryville, VA 22611 Billing Address: P.O.Box 391, Berryville, VA 22611

          (d) "Shopping Center": Apple Blossom Convenience Center Located in Winchester ("Municipality") Frederick ("County") VA ("State")

          (e) Tenant's "Leased Premises": Shop E containing approximately 1,400 square feet of Gross Leasable Area ("Gross Leasable Area in Leased Premises"); 20 ft. (approximately in width) by 70 ft. (approximately in depth)

     The Gross Leasable Area of the Leased Premises shall be measured From the center of all interior demising walls and the outside of all exterior walls.

          (f) Lease Term: Three (3) years, Zero (0) months, subject to adjustment pursuant to Section 1.05 and subject to validly exercised Renewal Term(s).

          (g) Est. Construction Commencement Date: n/a subject to Section 1.06 Est. Possession Date: 6/9/97 subject to Section 1.02
               Est. Lease Commencement Date: 7/1/97 subject to Sections
               1.02 and 1.05
               Est. Lease Expiration Date: 6/30/2000 subject to Sections 1.02 and 1.05
               Est. Rent Commencement Date: 7/1/97 subject to Section 1.04
               Est. Additional Rent Commencement Date: 7/1/97  subject to
               Section 1.04

     The aforementioned dates are estimates. Once known, these dates shall be confirmed in writing by both parties in an estoppel certificate, the form of which is attached hereto as Exhibit F.

          (h)  Minimum Rent: (see Section 2.01)


            (1)  Dates  7/1/97-6/30/98  $16,310.00  annually; $1,359,17 monthly
            (2)  Dates  7/1/98-6/30/99          :  $     CPI          annually
            (3)  Dates  7/1/99-6/30/00          :  $     CPI          annually

          (I)  Percentage Rent: N/A % of Gross Receipts in excess of: (see
               Section 2.02)

          (j)  Option(s) to Renew: Two (2) for Three (3) Years

               1.  Minimum Annual Rent:

               (1)  Dates  7/1/00-6/30/01       $       CPI           annually
               (2)  Dates  7/1/01-6/30/02       $       CPI           annually
               (3)  Dates  7/1/02-6/30/03       $       CPI           annually
               (4)  Dates  7/1/03-6/30/04       $       CPI           annually
               (5)  Dates  7/1/04-6/30/05       $       CPI           annually
               (6)  Dates  7/1/05-6/30/06       $       CPI           annually

               2.  Percentage Rent: N/A    % of gross receipts in excess of    :


          (k)  Use of Leased Premises (see Section 4.01): Mortgage Banking

          (l)  Trade Name of Tenant Bank of Clarke County (see Section 4.01):

          (m)  "Broker": R. J. Waters & Associates, Inc. (see Section 21.19)

          (n)  Security Deposit: $ 00.00 (see Section 22.01)

          (o)  Rent Deposit: $ 1391.17 (see Section 22.03)

          (p) "Additional Rent": Estimated contributions for current calendar year as indicated below:

                   Annual Amount
                  per Square Foot     Monthly
Taxes                   $.61          $71.17

Insurance               $.05           $5.83

Common Area $            .34          $39.67
Operating Costs

Promotion Fund          $  0          $    0

HVAC Filter Change      $  0          $    0

Water                   $  0          $    0

Sewer                   $  0          $    0

Other                   $  0          $    0

          (q) Condition of Leased Premises (See Section 1.06): Tenant will take "as is" ___________ or upon substantial completion of Landlord's Work described on Exhibit B _____________.

          (r)  Guarantor(s) Bank of Clarke County: (see Exhibit C).

          (s) Riders: Riders consisting of a total of zero (0 ) pages are attached to this Lease and incorporated herein.


Landlord demises and leases to Tenant, and Tenant rents from Landlord the Leased Premises outlined in red on Exhibit "A".

     1.02 Commencement of Lease. The Lease Term shall commence on 7/1/97 The term "Possession Date" shall be defined as the date Landlord notifies Tenant in writing that the Leased Premises have been substantially completed and are available to Tenant for installation of its fixtures and improvements. The term "substantially completed" as used in this Lease shall mean that work, if any, performed by Landlord as described in Exhibit "B" hereof ("Landlord's Work") has been completed with the exception of minor items which can be completed without material interference of the installation of fixtures or improvements for Tenant's business.

     1.03 Use of Common Areas. The use and occupation by Tenant of the Leased Premises shall include the use, in common with others entitled thereto, of the Common Areas, employees' parking areas, service roads, loading facilities, sidewalks and customer car parking areas of the Shopping Center, and such other facilities as may be designated from time to time by Landlord, subject, however, to the terms and conditions of this Lease. Landlord may designate certain portions of the parking areas as reserved for use of certain tenants or customers of certain tenants. All parking rights are also subject to ordinances of the Municipality, County, or State in which the Shopping Center is located.

     1.04 Commencement of Minimum Rent and Additional Rent. Tenant's obligation to pay Minimum Rent shall commence on 7/1/97. The estimated Rent Commencement Date shall be the date set forth in Section 1.01 (g). Tenant's obligation to pay Additional Rent shall commence on 7/1/97. The estimated Additional Rent Commencement Date shall be the date set forth in Section 1.01 (g).

     1.05 Lease Term. The term of this Lease shall be as set forth in Section
1.01 (f) (subject to any validly exercised Renewal Terms) commencing with the Lease Commencement Date determined in accordance with Section 1.02 hereof. In the event such date is other than the first day of the month, the Lease Commencement Date shall be the first day of the first full month next succeeding and the first year of the Lease Term shall be deemed to be extended to include such partial month and the following twelve (12) months, so as to end on the last day of the month.

     1.06 Condition of Leased Premises. If Tenant is to take the Leased Premises "as is" pursuant to Section 1.01(q), Landlord shall have no obligation to prepare the Leased Premises for Tenant's use and there shall be no Landlord's Work. If Tenant is not taking the Leased Premises "as is" pursuant to Section 1.01(q), Landlord agrees at its cost and expense to complete Landlord's Work and to deliver possession of the Leased Premises to Tenant in a substantially completed condition (as defined in Section 1.02) on or before one year from the date of the commencement of Landlord's Work; provided, however, that in the event Landlord's Work is delayed or hindered by strike, casualty, fire, injunction, inability to secure materials, or restraint of law, unusual action of the elements, or any other cause beyond the control of Landlord, then the said period shall be extended to the extent of such delays. If Landlord fails to commence Landlord's Work for the Shopping Center within one (1) year from the estimated Construction Commencement Date, as set forth in Section 1.01 (g), plus any extensions agreed upon by both parties, then Tenant or Landlord shall have the option of canceling and terminating this Lease by giving notice in writing to the other party. In the event Tenant elects to terminate, it shall give Landlord written notice of its election and if Landlord commences construction on the Shopping Center (including any site work activities) within sixty (60) days, such termination shall be nullified. In the event this Lease is so terminated, Tenant shall not be liable to Landlord on account of any covenant or obligation herein contained, and any security deposit shall be refunded to Tenant. Tenant's sole remedy for the breach of Landlord's obligations under this
Section 1.06 shall be the foregoing option to terminate this Lease as herein provided, and Tenant shall not have an action for damages, specific performance, or any other remedy arising out of this provision.

     1.07 Tenant's Work. Other than Landlord's Work, Tenant shall make all other necessary improvements to the Leased Premises to operate Tenant's business ("Tenant's Work"). Tenant's Work shall comply with all applicable statutes, ordinances, regulations, and codes and shall strictly comply with the requirements of Article VI hereof. Tenant may not puncture the roof or interfere with the sprinkler system without specific written permission from Landlord. Tenant prior to the Lease Commencement Date, shall with the prior consent of Landlord (which consent may be withheld or delayed by Landlord due to requirements of Landlord's Work), be permitted to install its fixtures and equipment provided it first delivers to Landlord a copy of its liability insurance certificate in accordance with Section 8.04. Any work done by Tenant prior to completion of the Leased Premises shall be performed in a manner as will not interfere with the progress of the work by Landlord of completing construction and Landlord shall have no liability or responsibility for loss of or any damage to fixtures, equipment or other property of Tenant so installed or placed on the Leased Premises.

     1.08 Shopping Center Provisions. No rights or remedies shall accrue to Tenant arising out of the failure of Landlord to construct or lease any other parts of the Shopping Center or from any changes in occupancy by tenants in the Shopping Center. It is understood that said Exhibit "A" sets forth the general layout of the Shopping Center but shall not be deemed as a warranty, representation or agreement on the part of Landlord that the Shopping Center layout will be exactly as depicted on said Exhibit, and Landlord specifically reserves the right from time to time and without the consent of Tenant: (I) to change the number, size, height (including additional stories) or locations of the buildings or common areas in the Shopping Center as Landlord may deem proper; (ii) to change or modify any means of ingress or egress; (iii) construct building(s) and/or kiosk(s) on or in the common area; or (iv) to add additional land or buildings or both to the Shopping Center. The Landlord states and Tenant acknowledges that from time to time circumstances may arise under which it would be beneficial to the Shopping Center to relocate one or more tenants within the Shopping Center. The parties hereto do all agree that Landlord shall and does reserve the right at Landlord's sole discretion to relocate Tenant to similar premises upon ninety (90) days prior written notice for the same Minimum Rent, Percentage Rent, and Additional Rent (which may be adjusted to reflect minimal change in size of new premises) within the Shopping Center at its sole cost. Landlord shall notify Tenant of the relocation period it shall grant Tenant to relocate Leased Premises and Minimum Rent and Additional Rent shall abate during this period. In the event Tenant does not want to be relocated, Tenant shall have the option of terminating this lease upon thirty (30) days written notice after Landlord notifies Tenant of its intentions to relocate Tenant.

     ARTICLE II:  RENT

     2.01 Minimum Rent. Minimum Rent hereunder shall be as set forth in Section 1.01(h) and shall be payable in monthly installments in advance, without set off, on the first day of each and every month throughout the Lease Term from the Rent Commencement Date at the office of Landlord or at such other place designated by Landlord, without any prior demand. Minimum Rent for any fractional month shall be prorated and payable in advance. The Minimum Rent shall be adjusted on the anniversary of the Lease Commencement Date in accordance with Sections 1.01 (h) and (j). For purposes of this Lease, the Gross Leasable Area of the Leased Premises shall be deemed to be that set forth in
Section 1.01(e).

     2.06 Taxes and Insurance. Tenant shall pay to Landlord as Additional Rent its proportionate share of real estate taxes, special taxes and assessments and all insurance for the Shopping Center (excluding any tenants separately taxed or charged for insurance or insurance paid pursuant to Section 5.03). Insurance shall include all risk coverage, fire insurance for the full replacement value of the improvements, extended coverage and all other perils coverage, loss of rents coverage, sinkhole coverage, plus all endorsements and other coverages deemed reasonable and necessary by Landlord or mortgagee. Landlord shall notify Tenant of the amount of such charges, and Tenant shall pay Landlord such amounts within fifteen (15) days from the date of notice to it by Landlord. Tenant's proportionate share is the fraction, the numerator of which is the Gross Leasable Area in the Leased Premises and the denominator of which is the total Gross Leasable Area of the Shopping Center (excluding any tenants separately taxed or charged for insurance), provided that if the taxes for the Shopping Center are increased materially because of assessment of Tenant's improvements at a higher rate than other tenants in the Shopping Center, Tenant agrees to pay any such excess taxes and provided further that Tenant shall be responsible for all additional fire insurance premiums as set forth in Section 8.03. Landlord, at Landlord's option, may bill Tenant on a monthly basis based on one-twelfth (1/12) of the estimated annual amount for taxes and insurance as estimated by Landlord, and Tenant shall pay said cost for tax and insurance with monthly Minimum Rent on the first day of each month in advance. The initial estimate shall be as set forth in Section 1.01(p). In the event that Tenant's payments in such year exceed Tenant's proportionate share of the actual tax and insurance costs, Tenant shall be credited the amount of the overpayment. If Tenant's proportionate share of the actual tax and insurance costs exceeds the payments made in such year by Tenant, Tenant shall pay the difference to Landlord within thirty (30) days of receiving a detailed statement therefor from Landlord or Tenant shall be in default of the Lease. In the event Tenant does not make said payment monthly, Tenant shall be in default of this Lease. Landlord, at Landlord's option, may obtain separate taxable status for the Leased Premises, and in such event, Tenant's tax contribution shall be based thereon. Additionally, with respect to taxes:

     (a) Right to Contest Assessments. Landlord may contest any and all such real estate taxes. If the result of any such contest shall be a reduction in the amount of the real estate taxes so contested, that portion of any refund, reduction, credit or recovery from the taxing authorities with respect to such real estate taxes which is in the same proportion of the total refund or recovery as Tenant's share of taxes, shall belong to Tenant, and the balance shall belong to Landlord. The cost of any such contest shall be paid as Additional Rent in the same proportionate share as the real estate taxes are paid.

     (b) Real Estate Tax. Real estate tax means: (I) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing or judicial authority against the Shopping Center or land upon which the Shopping Center is located; (ii) any tax on Landlord's right to receive, or the receipt of, rent or income from the Shopping Center or against Landlord's business of leasing the Shopping Center;
(iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Shopping Center by any governmental agency; (iv) any tax imposed upon this transaction, or based upon a re-assessment of the Shopping Center due to a change in ownership or transfer of all or part of Landlord's interest in the Shopping Center; and (v) any charge or fee replacing any tax previously included within the definition of real property tax.

     2.07 Interest on Delinquent Rent. All delinquent Minimum Rent, Additional Rent, Percentage Rent and all other charges due under this Lease shall accrue interest at a rate equal to the maximum amount permitted by law, from the due date of such payment and shall constitute other rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord upon demand. Payment shall not be deemed received if Tenant's payment is not actually collected (such as charges for returned checks).


     2.08 Late Fee. In the event any payment of rent provided for in this Lease or any other charge provided for in this Lease shall become overdue for a period in excess of five (5) days, Tenant shall pay to Landlord a late charge of five ($.05) cents for each dollar (($1.00) overdue, each month that it remains overdue, to cover the extra expense involved in handling delinquent payments. Payment of the late charge by Tenant shall in no way prevent Landlord from treating the late payment as an item of default as provided in Paragraph 16.01 of this Lease subject to any applicable cure period.

     2.09 Returned Checks. In the event Landlord receives a check from Tenant written on insufficient funds, Landlord may charge Tenant a $25.00 fee to reimburse Landlord for its costs and expenses.

     ARTICLE III:  CLEANING AND REPAIR OF LEASED PREMISES

     3.01 Landlord's Obligations. As of the time Tenant takes possession of the Leased Premises, Landlord, shall deliver the Leased Premises broom clean and the air conditioning, heating, plumbing, electrical systems and equipment shall be in good working condition. Landlord shall warrant proper operation of all systems installed by Landlord for a period of one year from the Lease Commencement Date provided Tenant shall be responsible for all repairs due to improper usage, improper maintenance or damage caused by the acts or omissions of the Tenant, its agents, servants, employees, contractors, and invitees. Landlord shall provide Tenant, upon written request, copies of all extended warranties applicable to Leased Premises. Except as above, the respective obligations of Landlord and Tenant as regards maintenance and repairs are governed by Article VII hereinafter.

     ARTICLE IV:  CONDUCT OF BUSINESS

     4.01 Use of Leased Premises. Tenant shall use the Leased Premises solely for the purpose set forth in Section 1.01(k) and shall operate under the trade name set forth in Section 1.01(l), and for no other business or purpose or under any other name without the prior written consent of Landlord. Consent may be subject to conditions as Landlord deems appropriate. The Consent in no event will be granted for any of the following "Noxious Uses" including but not limited to non-retail purposes or for any entertainment purposes such as a bowling alley, a movie theater, a flea market, a skating rink, a bar (except for restaurants with liquor licenses that include bars) a nightclub, a discotheque, an amusement gallery or a poolroom or for an establishment selling or exhibiting pornographic materials, a health club, a gas station, an automobile repair shop, a sales office or showroom for automobiles, an offtrack betting establishment, a bingo parlor, a furniture store or a flea market or House of Worship.

     4.02 Operation of Business. Tenant shall open for business in accordance with Section 4.01 within ninety days (90) after the Possession Date and shall continuously operate and keep open to the public the entire Leased Premises in good faith during the term hereof with due diligence and efficiency so as to produce the maximum Gross Receipts, carry a reasonably complete stock of merchandise, maintain reasonably adequate personnel for efficiently accommodating its customers, and at all times maintain displays of merchandise in the display windows (if any) of the Leased Premises. This provision shall apply whether or not Percentage Rent is applicable to this Lease. The Leased Premises shall not be used in any manner that would necessitate (in accordance with any requirement of law or of any public authority) the making of an addition or alteration in or to the Leased Premises by Landlord. Tenant agrees not to open another store for the same use described in Section 4.01 within a N/A mile radius of the Shopping Center so long as the Lease is in effect.

     ARTICLE V:  COMMON AREAS

     5.01 Control of Common Areas by Landlord. The Common Areas as defined in this Lease shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, revoke, modify and enforce reasonable rules and regulations with respect to all or any part of said facilities. Landlord shall also have the right to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; and to do and perform such other acts in and to said areas and improvements, and/or revise and develop the same, as Landlord shall determine to be advisable, with a view to the improvement of the convenience and use thereof by the tenants of the Shopping Center and their customers, provided proper access to the Leased Premises is maintained.

     5.02 Common Area Maintenance Contribution. During each calendar year or any portion thereof during the lease term, Tenant will pay to Landlord as Additional Rent, subject to the limitations hereinafter set forth, a proportion of the common area maintenance costs hereinafter defined based upon the ratio that the square feet of Gross Leasable Area in Leased Premises leased to Tenant herein bears to the total square feet of all of the Gross Leasable Area leased and available for lease to all tenants in the Shopping Center, excluding for any item of costs the square footage of Gross Leasable Area allocated to any tenant responsible for directly paying such costs; provided, however, if any item of common area maintenance cost for the Shopping Center is increased materially because of Tenant's use, Tenant shall additionally pay for such excess cost. Tenant's share of such costs shall be estimated by Landlord on an annual basis for each calendar twelve (12) month period ending on December 31, prorating fractional years. The initial estimate shall be as set forth in Section 1.01(p). Tenant shall pay such estimated charge in monthly installments on the first day of each month in advance, and shall pay any excess charge within thirty (30) days of receiving a detailed statement therefor from Landlord or Tenant shall be in default of the Lease. In the event that Tenant's payments in such year exceed Tenant's proportionate share of the actual common area maintenance costs, Tenant will be credited the amount of the overpayment.

     5.03 Definitions. For the purpose of this paragraph, "common area maintenance costs" means the total costs and expense incurred in operating, managing, maintaining, repairing, relocating, modifying, renovating and replacing the Common Areas hereinafter defined, including without limitation the costs of maintaining flags, banners, retaining walls, fences, bird houses, bridges, equipment and fees for the operation of loud speakers and other equipment supplying music to Common Areas, detention ponds, fire sprinkler system, utility lines and resurfacing or patching the parking areas and labor associated with line painting, sidewalks and curbs, security and traffic control, security alarm systems, public liability and umbrella insurance, gardening, watering and landscaping, lighting, maintenance of sanitary control, all costs for utilities to Common Areas, removal of snow, ice, drainage, rubbish, and other refuse, costs to remedy and/or comply with governmental and/or environmental and hazardous waste matters, repair or installation of equipment for energy-saving or safety purposes, reserves for future maintenance and repair work (which Tenant hereby authorizes Landlord to use as necessary), any costs associated with any merchants' association for the Shopping Center, Christmas and seasonal decorations, depreciation on equipment and machinery used in maintenance, cost of personnel required to provide such services, including all wages, workmen's compensation insurance, employee benefits, unemployment insurance, social security insurance, medical insurance and all other taxes and costs of maintaining such employees, all costs and expenses associated with Landlord's obligation to repair and maintain the areas described in the agreement (if any) described in Section 23.02 hereof, and such other items of cost and expense which are relatable to proper maintenance of the Common Areas, plus fifteen percent (15%) of all of the foregoing costs to cover the administrative cost relative to the Common Areas.

     "Common Areas" means all areas, space, equipment, and special services provided by Landlord for common or joint use and benefit of the occupants of the tracts shown on Exhibit "A", their employees, agents, servants, customers and invitees, including without limitation parking areas, access roads, driveways, retaining walls, fences, bird houses, bridges, landscaped and vacant areas, detention ponds, loading facilities, pedestrian malls, walkways, ramps, wash rooms, fountains, shelters, signs, security, lighting fixtures and equipment, cost of utility service, and the areas appurtenant to each of the aforesaid, and any other areas maintained for the benefit of the Shopping Center. Landlord shall have the right to modify the Common Areas from time to time as deemed reasonable by Landlord.

     ARTICLE VI:  ALTERATIONS, LIENS AND SIGNS

     6.01 Alterations. The requirements of this Section 6.01 shall apply to Tenant's Work as described in Section 1.07 and any alterations thereafter. Tenant shall not, without Landlord's prior written consent, either make or cause to be made any alterations, including additions and improvements, to the Leased Premises or to any exterior signs, shades or awnings. Consent shall be at Landlord's sole discretion. Any alterations consented to by Landlord shall be made at Tenant's sole expense only upon receipt of Landlord's written approval. Any roof penetrations necessitated by Tenant's use of Leased Premises shall be performed by Landlord's contractor at Tenant's expense only upon receipt of Landlord's written approval. Tenant shall provide its own trash containers for construction debris; use service entrances to the Leased Premises, if any; conduct no core drillings during business hours; and disrupt other tenants as little as possible. Tenant shall secure any and all governmental permits, approvals or authorizations required in connection with any such work and shall hold Landlord harmless from any and all liability, costs, damages, expenses (including attorney's fees) and liens resulting therefrom. All alterations (expressly including all light fixtures and floor coverings, heating, ventilating, air conditioning, plumbing, lighting, and electrical systems, except trade fixtures, trade appliances and trade equipment that do not become a part of the Leased Premises), shall immediately become the property of Landlord. Tenant shall utilize only licensed contractors or subcontractors.

     6.02 Tenant Shall Discharge All Liens. Tenant shall promptly pay its contractors and materialmen for all work done and performed by Tenant, so as to prevent the assertion or imposition of liens upon or against the Leased Premises, and shall, upon request provide Landlord with lien waivers, and should any such lien be asserted or filed, Tenant shall bond against or discharge the same within ten (10) days after written request by Landlord. In the event Tenant fails to remove said lien within said ten (10) days, Landlord may, at its sole option, elect to satisfy and remove the lien by paying the full amount claimed or otherwise, without investigating the validity thereof, and Tenant shall pay Landlord upon demand the amount paid out by Landlord in Tenant's behalf, including Landlord's costs and expenses with interest or Tenant shall be in default hereunder. Landlord's election to discharge liens as provided hereunder shall not be construed to be a waiver or cure of Tenant's default hereunder.

     6.03 Signs, Awnings and Canopies. Tenant will not, without Landlord's prior written consent, such consent at Landlord's sole discretion, place or suffer to be placed or maintained upon the roof or on any exterior door, wall or window of the Leased Premises, any sign, awning or canopy, or advertising matter or other thing of any kind, and will not without such consent place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Leased Premises. All exterior signs shall be in conformance with Exhibit E and shall be presented to Landlord for approval prior to their installation. All signs, awnings, canopies, decorations, lettering, advertising matter or other thing so installed by Tenant shall be professionally made and tasteful in design and shall at all times be maintained by Tenant, at its expense, in good condition and repair. Landlord reserves the exclusive right to use for any purpose whatsoever of the roof and exterior of the walls of the Leased Premises or the building of which the Leased Premises are a part. If Tenant installs any sign that does not meet Landlord's sign criteria, Landlord shall have the authority without liability to enter the Leased Premises, remove and store the subject sign and repair all damage caused by the removal of the sign. All expenses Landlord incurs shall be immediately paid by Tenant as additional rent. Landlord reserves the right to remove Tenant's sign during any period when Landlord repairs, restores, constructs or renovates the Leased Premises or the building of which the Leased Premises are a part.

     ARTICLE VII: MAINTENANCE OF LEASED PREMISES, SURRENDER AND RULES

     7.01 Maintenance, Repair, and Replacement by Tenant. Tenant shall, at its expense, at all times repair, maintain, and replace (a) the interior of the Leased Premises, together with exterior entrances, all glass and all window moldings, (b) all fixtures, partitions, ceilings, floor coverings and utility lines in the Leased Premises, and all plumbing and sewage facilities within the Leased Premises including free flow up to utility owned sewer lines, and all doors, door openers, equipment, machinery, appliances, signs and appurtenances thereof (including lighting, heating, air conditioning, and plumbing equipment and fixtures), in conformity with governmental regulations and all rules and regulations of the Board of Fire Underwriters, in good order, condition, maintenance and repair. If any item which Tenant is obligated to repair cannot be fully repaired, Tenant shall promptly replace such item, regardless of whether the benefit of such replacement extends beyond the term of this Lease. Tenant shall be responsible for any structural, interior and exterior alterations and/or repairs to the Leased Premises required by any governmental entity or insurance carrier because of Tenant's specific use of the Leased Premises or arising from damage caused by Tenant, its employees, servants or agents. If Tenant be required to make any interior alterations or improvements in the Leased Premises, Tenant shall proceed with same at its own cost after first obtaining Landlord's written approval of the contractor(s) to be chosen and the plans therefor and satisfaction of each of the conditions set forth in
Section 6.01 hereof. If Tenant shall be required to make any structural or exterior alterations, repairs or additions to the Leased Premises, Tenant shall contact Landlord in writing and Landlord shall complete such work and bill Tenant for all costs associated with such work. Tenant shall use, at its cost and at intervals as Landlord shall reasonably require, a reputable service company to clean and replace air-conditioning filters; or, at Landlord's option, Landlord may contract for such services and bill such charges to Tenant for prompt payment. If Tenant refuses or neglects to commence or complete repairs, maintenance or replacements promptly and adequately, Landlord may make or complete said repairs, maintenance or replacements and Tenant shall pay the cost thereof to Landlord upon demand.

     7.02 Maintenance by Landlord. Subject to Articles XIV and XV, the structural portions of the Leased Premises, the roof, exterior walls and the foundations, shall be maintained by Landlord, except when the condition requiring such repairs shall result from Tenant's act or the fault of Tenant, its officers, agents, customers or employees. In the event Landlord fails to commence repairs it is obligated hereunder to make within thirty (30) days after written notice from Tenant specifying the necessary repairs, Tenant may make such repairs and bill the Landlord for the reasonable costs of said repairs. Landlord shall repair, maintain and replace the sprinkler system within the Leased Premises (if any) and Tenant shall pay the cost thereof to Landlord upon demand. Such costs shall include but not limited to: inspections, backflow tests, and routine maintenance. In addition, if Tenant makes any interior alterations to the Leased Premises which require additional sprinkler heads or other adjustments, Landlord shall have such adjustments made and Tenant shall pay the cost thereof to Landlord upon demand.

     7.03 Surrender of Leased Premises. At the expiration of the tenancy hereby created, Tenant shall peaceably surrender the Leased Premises, including all alterations, additions, improvements and repairs made thereto; all interior partition walls; any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; or other similar building operating equipment (unless Landlord requests in writing that any or all of such items remain). The Leased Premises shall be left broom clean and in good condition and repair, reasonable wear and tear excepted. Tenant shall remove all its property not required to be surrendered to Landlord before surrendering the Leased Premises (including trade fixtures, trade equipment, signs, decorations and trade personal property) as aforesaid and shall repair any damage to the Leased Premises caused thereby. Any personal property remaining in the Leased Premises at the expiration of the lease period shall be deemed abandoned by Tenant, and Landlord may claim the same and shall in no circumstances have any liability to Tenant therefor. The cost of removing such items which are abandoned by Tenant shall be charged to Tenant. Upon termination, Tenant shall also surrender all keys for the Leased Premises to Landlord and, if applicable, inform Landlord of any combinations of locks or safes in the Leased Premises. If the Leased Premises are not surrendered at the end of the term as hereinabove set out, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including without limitation claims made by the succeeding tenant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease Term.

     7.04 Rules and Regulations. Tenant agrees as follows:

     (a) The delivery or shipping of goods, merchandise, supplies and fixtures to and from the Leased Premises shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the Shopping Center.

     (b) No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside the Leased Premises without the prior written consent of Landlord.

     (c) Tenant shall not place or permit any obstructions or merchandise in the outside areas immediately adjoining the Leased Premises or other Common Areas and shall not use such areas for business purposes other than for ingress and egress.

     (d) Tenant and Tenant's employees shall park their cars only in those portions of the parking area designated for that purpose by Landlord.

     (e) Tenant shall have full responsibility for protecting the Leased Premises and the property located therein from theft and robbery.

     (f) Tenant shall not permit on the Leased Premises any act or practice which is unlawful, immoral, or which might injure the reputation of the Shopping Center.

     (g) Tenant and Tenant's employees and agents shall not solicit business in the parking or other Common Areas, nor shall Tenant distribute or place handbills or other advertising matter in or on automobiles parked in the parking areas or in other Common Areas.

     (h) Tenant shall not conduct any auction, fire, bankruptcy sales or close out sales in the Leased Premises.

     (I) Tenant shall keep the Leased Premises free and clear of rodents, bugs and vermin, and Tenant shall use, at its cost and at such intervals as Landlord shall reasonably require, a reputable pest extermination contractor to provide extermination services in the Leased Premises.

     (j) Tenant shall keep the Leased Premises and adjacent Common Areas orderly, neat, clean and free from rubbish and trash at all times and to permit no refuse to accumulate around the exterior of the Leased Premises. Tenant shall not burn any trash, rubbish or garbage in or about the Leased Premises. Trash shall be stored in a sanitary and inoffensive manner inside the Leased Premises or in screened areas approved by Landlord, and Tenant shall cause the same to be removed at reasonable intervals unless Landlord initiates a shopping center-wide trash removal and recycling program (which may or may not include any or all of the anchor tenants) in which case Tenant shall participate fully and such cost shall be billed as part of the Common Area maintenance as described in Article V.

     (k) The Leased Premises shall be open for business each and every day, except legal holidays, during the minimum hours of 9:30 a.m. to 7:00 p.m. Monday through Friday and 10:30 a.m. to 5:00 p.m. on Saturdays. Tenant shall not be required to open on Sundays.

     (l) To use or permit the use of the Common Areas by others to whom Landlord may grant or may have granted such rights in such manner as Landlord may from time to time designate, including but not limited to truck and trailer sales and special promotional events.

     Landlord reserves the right from time to time to amend or supplement the foregoing rules and regulations and to adopt and promulgate reasonable additional rules and regulations applicable to the Leased Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to Tenant in writing. Tenant agrees to comply with all such rules and regulations, and Tenant shall be responsible for the observance of these rules and regulations by Tenant's employees, agents and invitees. The foregoing rules are solely for the benefit of Landlord, and Landlord shall have no obligation to enforce such rules for the benefit of Tenant. Landlord, at its option, may waive certain rules with respect to individual tenants. If Tenant violates any rule, Landlord may notify Tenant that Tenant is in default.

     ARTICLE VIII: INSURANCE AND INDEMNITY

     8.01 Casualty Insurance. Tenant shall at all times keep and maintain in force and effect its own insurance coverage, protecting it from loss, damage or injury by whatever means, with respect to all furniture, fixtures, machinery, equipment, stock in trade, and all other items kept, used, or maintained by Tenant in, on, or about the Leased Premises.

     8.02 Waiver of Subrogation. Each of the parties hereto does hereby release the other party hereto from all liability for damage due to any act or neglect of the other party (except as hereinafter provided) occasioned to property owned by said parties which is or might be incident to or the result of a fire or any other casualty against loss from which either of the parties is now carrying or hereafter may carry insurance; provided, however, that the releases herein contained shall not apply to any loss or damage occasioned by the willful acts of either of the parties hereto. The parties further covenant that any insurance obtained on their respective properties shall contain an appropriate provision whereby the insurance company or companies consent(s) to the mutual release of liability contained in this paragraph.

     8.03 Increase in Fire Insurance Premiums. Tenant agrees not to keep, use, sell or offer for sale, in or upon the Leased Premises, any articles or goods which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay upon demand any increase in premium for fire and extended coverage insurance and all other perils that may be charged during the term of this Lease on the amount of such insurance which may be carried by Landlord on said premises, or the building of which the same are a part, resulting from the use of the Leased Premises by Tenant, whether or not Landlord has consented to such use.

     8.04 Liability Insurance. Upon taking possession of Leased Premises, Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the Leased Premises and the business operated by Tenant and permitted subtenants of Tenant in the Leased Premises in which the limits of coverage shall not be less than $1,000,000 per occurrence for bodily and/or personal injuries, and in which the coverage for property damage liability shall not be less than $1,000,000 or a combined single limited of $1,000,000 with limits to be increased as reasonably requested by Landlord from time to time.

     8.05 Indemnification of Landlord. Tenant will protect, indemnify, defend and save harmless Landlord, its agents and servants, to the extent permitted by law, from and against any and all claims, actions, damages, suits, judgments, decrees, orders, liability and expense (including costs and attorney fees) in connection with loss of life, bodily injury, personal injury and/or damage to property of whatever kind or character, howsoever caused, arising from or out of any occurrence in, upon or about the Leased Premises, or in the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, sublessees or concessionaires, notwithstanding any possible negligence (whether sole, concurrent or otherwise) on the part of Landlord, its agents, contractors, employees or servants.

     8.06 Plate Glass Insurance. Tenant shall keep and maintain in force during the term hereof, plate glass insurance upon windows and doors in the Leased Premises.

     8.07 Liquor Liability Insurance. In the event that at any time during the term of this Lease or any extension or renewal thereof, beer, wines or other alcoholic liquors or beverages are sold or given away upon or from the Leased Premises (it being understood and agreed, however, that the foregoing provision shall not authorize the use of the Leased Premises for such purposes without the express consent of Landlord being set forth otherwise in this Lease), Tenant shall, at its sole expense, obtain, maintain and keep in force, adequate liquor liability insurance protecting Tenant, Landlord and R.J. Waters & Associates in connection therewith within policy limits acceptable to Landlord. In the event Tenant shall fail to procure such insurance where applicable, Landlord may procure the same at Tenant's expense. In the event such insurance is not carried, sales of the foregoing products shall be suspended until such coverage is in force.

     8.08 Insurance Policy. The insurance required in this Article VIII shall be in form approved by Landlord. The policy shall name Tenant, Landlord, and Landlord's Agent(s) as insureds and shall contain a clause that insurer shall not cancel, materially modify or fail to renew the insurance without first giving Landlord thirty (30) days prior written notice. The insurance shall be in an insurance company approved by Landlord, authorized to do business in the State and have a policyholder's rating of no less than "A" in the most current edition of Best's Insurance Reports. A copy of the policy or a certificate of insurance shall be delivered to Landlord prior to Tenant taking possession of Leased Premises. The policy shall insure Tenant's performance of the indemnity provisions of Section 8.05 hereof.

     ARTICLE IX:  UTILITIES

     9.01 Utility Charges. Tenant shall be solely responsible for and promptly pay all charges for heat, water, gas, sewer, electricity, or any other utility or service used on or attributable to the Leased Premises. Landlord may elect to furnish any one or more of the above utility services, in which event Tenant shall accept and use such services as furnished by Landlord. Landlord's charges therefor shall not exceed the rates charged by local public utility companies to retail customers for the same or similar services. If any of the above utility services are billed directly to Landlord by utility companies/authorities, Landlord may estimate Tenant's usage for each twelve month period and Tenant shall pay such estimated charge(s) in monthly installments on the first day of each month in advance and shall pay any excess charge within thirty (30) days from receipt of a detailed statement from Landlord. In the event that Tenant's payments exceed Tenant's actual costs for any given year, Tenant will be credited the amount of the overpayment. The initial estimate shall be as set forth in Section 1.01(p). In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities or services supplied by Landlord because of necessary repairs or improvements or for any cause beyond Landlord's control. Landlord shall pay for the initial water and sewer tap-in fees not to exceed one (1) Estimated Dwelling Unit (EDU) each. Any additional water and sewer tap-in fees and additional water and/or sewer assessments incurred by Tenant shall be paid for solely by Tenant.

     ARTICLE X:  PRIORITY OF LEASE

     10.01 Subordination. Landlord shall have the right to transfer, mortgage, assign, pledge, and convey in whole or in part the Leased Premises, the Shopping Center, this Lease and all rights of Landlord existing and to exist, and rents and amounts payable to it under the provisions hereof; and nothing herein contained shall limit or restrict any such right, and the rights of Tenant under this Lease shall be subject and subordinate to all instruments executed and to be executed in connection with the exercise of any such right of Landlord, including, but not limited to, the lien of any mortgage, deed of trust or security agreement now or hereafter placed upon the Leased Premises and the Shopping Center and to all renewals, modifications, consolidations, participations, replacements and extensions thereof. Said subordination shall not require the agreement or consent of Tenant, but Tenant covenants and agrees, if requested, to execute and deliver within fifteen (15) days of receipt from Landlord such further instruments subordinating this Lease to the lien of any such mortgage, deed of trust or security agreement as shall be requested by Landlord and/or any mortgage, proposed mortgagee or holder of any security agreement, and Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to execute and deliver any such instrument for and in the name of Tenant. Notwithstanding anything set out in this Lease to the contrary, in the event the holder of any mortgage or deed of trust elects to have this Lease superior to its mortgage or deed of trust, then, upon Tenant being notified to that effect by such encumbrance holder, this Lease shall be deemed prior to the lien of said mortgage or deed of trust, whether this Lease is adopted prior to or subsequent to the date of said mortgage or deed of trust.

     10.02 Notice to Landlord of Default. In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or claim a partial or total eviction, or make any claim against Landlord for the payment of money, Tenant will not make such claim or exercise such right until it has given written notice of such act or omission to (a) Landlord; and (b) the holder of any mortgage, deed of trust or other security instrument as to whom Landlord has instructed Tenant to give copies of all of Tenant's notices to Landlord; and after thirty (30) days shall have elapsed following the giving of such notice, during which such parties or any of them has not commenced diligently to remedy such act or omission or to cause the same to be remedied. Nothing herein contained shall be deemed to create any rights in Tenant not specifically granted in this Lease or under applicable provisions of law.

     10.03 Estoppel Certificate. Tenant agrees, at any time, and from time to time, upon not less than ten (10) days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord, an estoppel certificate in the form attached as Exhibit F (or such other form provided by Landlord) in writing addressed to Landlord or other party designated by Landlord certifying that this Lease is in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the actual commencement and expiration dates of the Lease, stating the dates to which rent, and other charges, if any, have been paid, that the Leased Premises have been completed on or before the date of such certificate and that all conditions precedent to the lease taking effect have been carried out, that Tenant has accepted possession, that the Lease Term has commenced, Tenant is occupying the Leased Premises and is open for business, stating whether or not there exists any default by either party in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge and the claims or offsets, if any, claimed by Tenant, and any other reasonable information requested by Landlord or other party designated by Landlord; it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord or a purchaser of Landlord's interest and by any mortgagee or prospective mortgagee of any mortgage affecting the Leased Premises or the Shopping Center. If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord and any prospective purchaser or encumbrancer may conclusively presume and rely upon the following facts: (I) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one (1) month's Minimum Rent, Additional Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts. Tenant shall also, on ten (10) days' written notice, provide an agreement in favor of and in the form customarily used by such encumbrance holder, by the terms of which Tenant will agree to give prompt written notice to any such encumbrance holder in the event of any casualty damage to the Leased Premises or in the event of any default on the part of Landlord under this Lease, and will agree to allow such encumbrance holder a reasonable length of time after notice to cure or cause the curing of such default before exercising Tenant's right of self-help under this Lease, if any, or terminating or declaring a default under this Lease.

     10.04 Attornment. At the option of the holder of any mortgage affecting the Leased Premises, Tenant agrees that no foreclosure of a mortgage affecting the Leased Premises, nor the institution of any suit, action, summary or other proceeding against Landlord herein, or any successor Landlord, or any foreclosure proceeding brought by the holder of any such mortgage to recover possession of such property, shall by operation of law or otherwise result in cancellation or termination of this Lease or the obligations of Tenant hereunder, and upon the request of the holder of any such mortgage, Tenant covenants and agrees to execute an instrument in writing satisfactory to such party or parties or to the purchaser of the Leased Premises in foreclosure whereby Tenant attorns to such successor in interest.

     ARTICLE XI:  ASSIGNMENT AND SUBLETTING

     11.01 Consent Required. Tenant shall not voluntarily or involuntarily assign this Lease in whole or in part, nor sublet all or any part of the Leased Premises without following the procedures detailed herein and the prior written consent of Landlord in each instance, which consent may be granted or withheld in Landlord's sole discretion. In the case of any assignment or sublet, the Landlord shall be entitled to fifty percent (50%) of any profit made by Tenant. As used herein, the term "profit" shall be limited to the amount paid by the assignee or sublessee to Landlord and/or Tenant in excess of all payments otherwise due Landlord under this Lease and shall not include any proceeds or profit received by Tenant for the sale or lease of fixtures, furniture, and equipment. In addition, Landlord shall be entitled to receive a processing fee of $1,000.00 for any approved assignment. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent in any subsequent assignment or subletting. The foregoing shall be construed to include a prohibition against any voluntary or involuntary assignment or subletting arising by operation of law.

     In the event that Tenant receives a bona fide written offer from a third party for the sublease or assignment of the Leased Premises, Tenant shall forthwith notify Landlord in writing attaching a copy of said offer, of Tenant's desire to sublet or assign this Lease upon the terms of said offer, whereupon Landlord shall have thirty (30) days to accept or reject said assignment or sublease, or at Landlord's sole option cancel and terminate this Lease, including the right to enter into a direct lease with the proposed assignee or subtenant before or after such termination.

     Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions hereof. If Tenant is a corporation or partnership, any sale, transfer, leveraged buyout or other disposition of more than fifty percent (50%) of the corporate stock or more than fifty percent (50%) of partnership ownership, or any reorganization or restructuring which results in the net worth of Tenant decreasing by more than ten percent (10%) shall be deemed to be an assignment.

     Landlord shall have the right to sell, convey, transfer or assign all or any part of its interest in the real property and the buildings of which the Leased Premises are a part or its interest in this Lease, and Tenant agrees to attorn to Landlord's purchaser or assignee. All covenants and obligations of Landlord under this Lease shall cease upon the execution of such conveyance, transfer or assignment, but such covenants and obligations shall run with the land and shall be binding upon the subsequent owner or owners thereof or of this Lease.

     ARTICLE XII: WASTE, GOVERNMENTAL AND INSURANCE REQUIREMENTS, AND HAZARDOUS SUBSTANCES

     12.01 Waste or Nuisance. Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the Leased Premises may be located or in the Shopping Center, or which may disturb the quiet enjoyment of occupants of adjoining properties.

     12.02 Governmental and Insurance Requirements. Tenant shall, at its sole cost and expense, comply with all of the requirements of any insurance carrier for the Shopping Center and of all county, municipal, state, federal and other applicable governmental authorities, now in force or which may hereafter be in force.

     12.03 Hazardous Substances. Tenant covenants and warrants that Tenant, Tenant's Work and any alterations thereto and Tenant's use of Leased Premises will at all time comply with and conform to all state, federal and local laws, statutes, ordinances, rules and regulations of any governmental, quasi-governmental or regulatory authorities ("Laws") which relate to the transportation, storage, placement, handling, treatment, discharge, generation, production, release, spill or disposal (collectively "Treatment") of any waste, petroleum product, waste products, radioactive waste, poly-chlorinated biphenyls, asbestos, hazardous materials of any kind, and any substance which is regulated by any law, statute ordinance, rule or regulation (collectively "Waste"). Tenant further covenants and warrants that it will not engage in or permit any person or entity to engage in any Treatment of any Waste on or which affects the Leased Premises, and that Tenant, at Landlord's sole discretion, and with Landlord's prior written consent, shall clean up, remediate or otherwise take all actions required by Law with respect to the Treatment of Waste in, on, upon or affecting the Leased Premises.

     Immediately upon receipt of any Notice (as hereinafter defined) from any person or entity, Tenant shall deliver to Landlord a true, correct and complete copy of any written Notice. "Notice" shall mean any note, notice or report of any suit, proceeding, investigation, order, consent order, injunction, writ, award or action related to or affecting or indicating the Treatment of any Waste in or affecting the Leased Premises or the Shopping Center.

     Tenant hereby agrees it will indemnify, defend, save and hold harmless R.
J. Waters & Associates, Inc., and Landlord, Winchester Development Company and their officers, directors, shareholders, employees, agents, partners, and their respective heirs, successors and assigns (collectively "Indemnified Parties") against and from, and to reimburse the Indemnified Parties with respect to, any and all damages, claims, liabilities, loss, costs and expense (including, without limitation, all attorneys' fees and expenses, court costs, administrative costs and costs of appeals), incurred by or asserted against the Indemnified Parties by reason of or arising out of: (a) the breach of any representation or undertaking of Tenant under this Section 12.03 or (b) arising out of the Treatment of any Waste by Tenant or any licensee, concessionaire, manager or other party occupying or using the Leased Premises, or in or affecting the Leased Premises. All of the terms, covenants, warranties and indemnifications contained in this Section 12.03 shall survive the termination of this Lease.

     Tenant shall not install any storage tanks, vessels, containers, lines, pipes, conduits or the like at any time in, under, through or from the Leased Premises or the Shopping Center without the prior express written consent of Landlord. Landlord may require review of any proposed plans for, and supervision of the installation of, any such improvements by trained professionals competent to assess such proposed improvements, at the sole cost and expense of Tenant, as a condition of the granting of the aforesaid consent.

     Landlord is given the right, but not the obligation, to inspect and monitor the Leased Premises and Tenant's use of the Leased Premises in order to confirm Tenant's compliance with the terms of this Section 12.03 and the representations set forth in this Section 12.03. Landlord may require that Tenant deliver to Landlord concurrent with Tenant's vacating the Leased Premises upon the expiration of this Lease, or any earlier vacation of the Leased Premises by Tenant, at Tenant's expense, a certified statement by licensed engineers satisfactory to Landlord, in form and substance satisfactory to Landlord, stating that Tenant, Tenant's Work and any alterations thereto and Tenant's use of the Leased Premises complied and conformed to all Laws which relate to the Treatment of any Waste in or affecting the Leased Premises.

     Tenant agrees to deliver upon request from Landlord estoppel certificates to Landlord expressly stipulating whether Tenant is engaged in or has engaged in the Treatment of any Waste in or affecting the Leased Premises, and whether Tenant has caused any spill, contamination, discharge, leakage, release or escape of any Waste in or affecting the Leased Premises, whether sudden or gradual, accidental or anticipated, or any other nature at or affecting the Leased Premises and whether, to the best of Tenant's knowledge, such an occurrence has otherwise occurred at or affecting the Leased Premises.

     ARTICLE XIII:  PROMOTION FUND


     ARTICLE XIV:  DESTRUCTION OF LEASED PREMISES

     14.01 Partial Destruction. In the event of the partial destruction of the building or improvements located on the Leased Premises by fire or any other casualty, Landlord shall, to the extent insurance proceeds are available, restore or repair said building and improvements with reasonable diligence. Landlord shall expend such sums as required to repair or restore improvements to the condition they were in immediately prior to the date of the destruction. A just and proportionate part of the rent payable by Tenant to the extent that such damage or destruction renders the Leased Premises untenantable shall abate from the date of such damage or destruction until the Leased Premises are repaired or restored.

     14.02 Substantial Destruction. If the Leased Premises shall be so damaged by fire or other casualty or happening as to be substantially destroyed, then Landlord shall have the option to terminate this Lease by giving Tenant written notice within sixty (60) days after such destruction, and any unearned rent shall be apportioned and returned to Tenant. If Landlord does not elect to cancel this Lease as aforesaid, then the same shall remain in full force and effect and Landlord shall proceed with all reasonable diligence to repair and replace the Leased Premises to the condition they were in prior to the date of such destruction, and during the time the Leased Premises are so destroyed and totally untenantable, the rent shall be abated.

     ARTICLE XV:  EMINENT DOMAIN

     15.01 Condemnation. In the event of any condemnation or conveyance in lieu thereof of the Leased Premises or the Shopping Center, or both, whether whole or partial, Landlord may terminate this Lease, and in any event, Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired term, and Tenant shall not be entitled to any part of the compensation or award, whether paid as compensation for diminution in value to the leasehold or to the fee of the Leased Premises, and Landlord shall receive the full amount thereof, Tenant hereby waiving any right to any part thereof and assigning to Landlord its interest therein; provided, however, to the extent the amount recoverable by Landlord, as hereinabove set forth, is not diminished thereby, Tenant shall have the right to claim and recover from the condemning authority (but not from Landlord) such compensation as may be separately awarded to Tenant in Tenant's own name and right on account of Tenants' trade fixtures and any relocation cost. Provided, further, Tenant's rights to recover under this paragraph shall be subordinate to the rights of Landlord's first mortgagee.

     ARTICLE XVI:  DEFAULT OF TENANT

     16.01 Tenant's Default. The following shall constitute an "Event of Default" under this Lease:

     (a) failure of Tenant to pay in full, within five (5) days after same shall become due, any and all installments of Minimum Rent, Percentage Rent (if any), Additional Rent and/or other charge or payment herein reserved, included, or agreed to be treated or collected as rent and/or any other charge, expense, or cost herein agreed to be paid by the Tenant; or

     (b) if Tenant violates or fails to perform or otherwise breaks any non-monetary covenant or agreement of this Lease Agreement or the agreements incorporated herein by reference, and such failure or violation is not cured within twenty (20) days after written notice from Landlord to Tenant of such failure or violation, or in the case of a failure or violation which cannot be cured within said twenty (20) day period, the Tenant has not commenced to cure such failure or violation within the twenty (20) day period or has not diligently pursued the completion of such cure.

     (c) if Tenant vacates the Leased Premises without first having paid and satisfied the Landlord in full for all Minimum Rent, Percentage Rent (if any), Additional Rent and all other charges then due that may thereafter become due until the expiration of the then current term, above mentioned; or

     (d) if Tenant becomes insolvent, makes an assignment for the benefit of creditors, files or has filed against it a petition in bankruptcy and such petition remains undismissed sixty (60) days after said petition is filed, or a bill in equity or other proceeding for the appointment of a receiver for the Tenant is filed, if proceedings or reorganization or for composition with creditors under any State or Federal law be instituted by or against Tenant.

     (e) if Tenant shall default in the timely payment of Minimum Rent, Percentage Rent (if any), Additional Rent or other charges payable by Tenant hereunder or to timely discharge any other monetary obligation three (3) times in any twelve (12) month period notwithstanding the fact that any such default have been cured.

     (f) if Tenant or any agent of Tenant falsifies any report or statement (including financial statements) to be furnished to Landlord pursuant to the terms of this Lease. The falsification of any such document shall be deemed an incurable material breach of this Lease and, at Landlord's option, constitute an immediate termination of Tenant's right to possession of the Leased Premises.

     (g) failure of Tenant to open for business in accordance with Sections 4.01 and 4.02 of this Lease within ninety (90) days after the Possession Date.

     (h) failure of Tenant to execute and return required estoppel certificates within the ten (10) days of Landlord's request and subordination agreements within fifteen (15) days of Landlord's request.

     16.02 Remedies. If an Event of Default occurs, then upon written election, but without entry or other action, Landlord shall have the right to:

     (a) Accelerate the Minimum Rent and Additional Rent for the entire unexpired balance of the term of this Lease, all other charges, payments, costs and expenses herein agreed to be paid by the Tenant or at the option of Landlord any part of the rent and other charges, payments, costs and expenses, all costs and officers' commission, watchman's wages, the five percent (5%) chargeable by Act of Assembly, and reasonable attorney's fees incurred or to be incurred by Landlord, and shall, in addition to any and all installments of rent, already due and payable and in arrears and/or other charge or payment herein reserved, included or agreed to be treated or collected as rent, and/or any other charges, expenses or costs herein agreed to be paid by the Tenant which may be due and payable and in arrears, be taken to be due and payable and in arrears as if by the terms and provisions of this Lease, the whole balance of unpaid Minimum Rent, Additional Rent and other charges, payments, taxes, costs, and expenses were on that date payable in advance.

     (b) Collect and receive from any assignee or subtenant the Minimum Rents, Additional Rents, Percentage Rent (if any) and all other charges reserved herein as rent due by such assignee or sublessee and apply the same to the rent due hereunder. Receipt of such sums by Landlord shall be credited against the amount due from Tenant but it shall in no way affect Tenant's obligations to pay any unpaid balance of rent due hereunder. No payment by subtenant or assignee shall give such subtenant or assignee any rights greater than those existing between Landlord and Tenant.

     (c) Terminate this Lease without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term, or covenant broken; whereupon, Landlord shall be entitled to recover damages for such breach in an amount of rent reserved for the balance of the term of this Lease or the residue of said term plus the amount of any prior rents then due and owing.

     (d) Terminate Tenant's right of continued possession of the Leased Premises and, from time to time, without terminating this Lease and without prejudice to any right of Landlord under this Lease, to relet the Leased Premises or any part thereof for the account and in the name of Tenant, for any such term on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Leased Premises deemed by Landlord to be necessary in conjunction with such reletting; and Tenant shall pay to Landlord, as soon as ascertained, the costs and expenses incurred by Landlord in such reletting and in making such alterations and repairs. Rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness, other than Minimum Rent, Additional Rent, and Percentage Rent (if any) due hereunder from Tenant to Landlord; second, to the payment of the cost of any alterations and repairs to the Leased Premises necessary to return the Leased Premises to good condition, normal wear and tear expected, for uses permitted by this Lease and the cost of storing any of Tenant's property left on the Leased Premises at the time of reletting; third, to the payment of Minimum Rent, Additional Rent, and Percentage Rent (if any) and all other charges or payments due and unpaid hereunder; the residue, if any shall be held by Landlord at interest of six percent (6%) per annum and applied in payment of future rent or damages in the event of termination as the same may become due and payable hereunder and the balance, if any, at the end of the Lease Term shall be paid to Tenant. Should such rentals received from time to time from such reletting during any month be less than that amount which this Lease requires to be paid during that month by Tenant hereunder, the Tenant shall pay such deficiency to Landlord. Nothing in this subparagraph shall prevent Landlord from accelerating the rent or other amounts due thereunder. Such deficiency shall be calculated and paid monthly. No such reletting of the Leased Premises by Landlord pursuant to this subparagraph, shall be construed as an election on its part to terminate this Lease unless a notice of such intention be given by Landlord to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction; and notwithstanding any such reletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach provided it has not been cured.

     (e) Lease the Leased Premises or any part or parts thereof to any person or persons as Landlord in its sole discretion decides, and the Tenant shall be liable for any loss of rent for the balance of the then current term.

     16.03 Further Remedies of Landlord: In the event of any default, as set forth above, the Landlord, or anyone acting on Landlord's behalf, at Landlord's option:

     (a) May without notice and demand enter the Leased Premises, breaking open locked doors if necessary to effect entrance, without liability to action for prosecution or damages for such entry or for the manner thereof, for the purpose of restraining or levying and for any other purpose and take possession of and sell all goods and chattels at auction, on three (3) days notice served in person on the Tenant or left on the Leased Premises and paid to said Landlord out of the proceeds.

     (b) May enter the Leased Premises and without demand proceed by distress and sale of the goods there found to levy the rent and/or other charges herein payable as rent, and all costs and officers' commissions, including watchmen's wages and sums chargeable to Landlord, and further including a sum equal to five percent (5%) of the amount of the levy as commissions to the constable or other person making the levy, shall be paid by the Tenant and in such case all costs, officer's commissions and other charges shall immediately attach and become part of the claim of Landlord for rent, and any tender of rent without said costs, commission and charges made after the issue of a warrant of distress shall not be sufficient to satisfy the claim of the Landlord.

     The Tenant further waives the right to issue a Writ of Replevin under the Pennsylvania Rules of Civil Procedure and laws of the Commonwealth of Pennsylvania, or under any other law previously enacted and not enforced, or which may be hereafter enacted, for the recovery of any articles, furniture, etc. seized under a distress for rent or levied upon an execution for rent, damages or otherwise; all waivers hereinbefore mentioned are hereby extended to apply to any such action.

     IF RENT AND/OR ANY CHARGES HEREBY RESERVED AS RENT SHALL REMAIN UNPAID ON ANY DAY WHEN THE SAME OUGHT TO BE PAID, THE TENANT HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR MINIMUM RENT, ADDITIONAL RENT, PERCENTAGE RENT (IF ANY) AND/OR THE CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED AS RENT, OR AGREED TO BE PAID BY THE TENANT OR TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION OR ACTIONS FOR THE RECOVERY OF MINIMUM RENT, ADDITIONAL RENT, PERCENTAGE RENT (IF ANY) OR ALL OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES AND IN SAID SUITS OR SAID AMICABLE ACTION OR COSTS AND EXPENSES AND IN SAID SUITS OR SAID AMICABLE ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF THE MINIMUM RENT, ADDITIONAL RENT, PERCENTAGE RENT (IF ANY) OR ALL OTHER CHARGES SPECIFIED IN THIS LEASE AND THEN UNPAID INCLUDING, AT LANDLORD'S OPTION, THE RENT FOR THE ENTIRE UNEXPIRED BALANCE OF THE TERM OF THIS LEASE AND/OR OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED AS RENT OR AGREED TO BE PAID BY THE TENANT, AND FOR INTEREST AND COSTS TOGETHER WITH A REASONABLE ATTORNEY'S COMMISSION. SUCH AUTHORITY SHALL BE EXERCISABLE WITHOUT NOTICE NOR BE EXHAUSTED BY ONE EXERCISE THEREOF BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID MINIMUM RENT, ADDITIONAL RENT, PERCENTAGE RENT (IF
ANY) AND/OR OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED AS RENT SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE LEASE TERM AND/OR DURING ANY EXTENSION OR RENEWAL OF THIS LEASE.

     (c) EJECTMENT: WHEN THIS LEASE SHALL BE TERMINATED BY CONDITION BROKEN, INCLUDING BUT NOT LIMITED TO THE FAILURE TO PAY MINIMUM RENT, ADDITIONAL RENT, PERCENTAGE RENT (IF ANY) AND/OR ANY CHARGES HEREBY RECEIVED AS RENT, DURING THE LEASE TERM INCLUDING ANY RENEWALS OF THE LEASE, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY RENEWAL(S) THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE, WITHOUT NOTICE, AN AGREEMENT PERMITTING AND AUTHORIZING THE ENTRY IN ANY COURT OF COMPETENT JURISDICTION AN AMICABLE ACTION AND CONFESSION OF JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE HEREIN LEASED PREMISES, FOR WHICH THIS LEASE SHALL BE HIS SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR NOTICE, WRIT OF PROCEEDINGS WHATSOEVER. IF SUCH AMICABLE ACTION SHALL THEREAFTER, FOR ANY REASON, BE TERMINATED AND THE POSSESSION OF THE LEASED PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE AMICABLE ACTIONS IN EJECTMENT OR CONFESSIONS OF JUDGEMENT IN EJECTMENT FOR SAID LEASED PREMISES, AND THE TERMINATION FOR ANY REASON OF ANY SUCH PRIOR ACTIONS SHALL NOT PREVENT, HINDER OR PREJUDICE THE RIGHT AND POWER OF LANDLORD TO BRING SUBSEQUENT ACTIONS AS SET FORTH IN THIS PARAGRAPH.

     (d) Curing Tenant's Default: If Tenant shall be in default in the performance of any of it obligations hereunder, including, but not limited to the failure of Tenant to promptly perform any of the covenants of this Lease requiring Tenant to repair or maintain the Leased Premises, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord's making the payments and incurring such costs, which sums and costs together with interest thereon shall be deemed additional rent payable promptly upon being billed therefor.

     (e) Remedies Cumulative: All of the remedies hereinbefore given to Landlord and all rights and remedies given to it by law and equity shall be cumulative and concurrent. No determination of this Lease or the taking or recovering of the Leased Premises shall deprive Landlord of any of his remedies or actions against the Tenant for rent then due, or rent which under the terms hereof, would in the future become due as if there has been no termination, or for any and all sums due at the time of which, under the terms hereof, would in the future become due as if there had been no termination, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the Leased Premises.

     (f) Self-Help: If Tenant shall default in the performance or observance of any agreement or condition in this Lease other than an obligation to pay money, and shall not cure such default within twenty (20) days after notice from Landlord specifying the default, Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or incurred for the account of Tenant, and Tenant agrees to reimburse Landlord therefor and save Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period but after notice to Tenant, if the curing of such default prior to the expiration of said waiting period but after notice to Tenant, is reasonably necessary to protect the real estate or Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant shall fail upon demand to reimburse Landlord for any amount paid for the account of Tenant hereunder, said amount shall be added to and become due as a part of the next payment of rent due thereunder.

     (g) Affidavit of Default: In any procedure or action to enter judgement by confession for money pursuant Paragraph 16.03(b), or to enter judgement by confession in ejectment for possession of real property pursuant to Paragraph 16.03(c) hereof, if Landlord shall first cause to be filed in such action an affidavit or averment of the facts constituting the default or occurrences of the condition precedent or event, the happening of which default, occurrences, or event authorizes and empowers Landlord to cause the entry of judgement by confession, such affidavit or averment shall be conclusive evidence of such facts, defaults, occurrences conditions precedent or events; and if a true copy of this Lease (and of the truth of which such affidavit or averment shall be sufficient evidence) be filed in such procedure of action, it shall not be necessary to file the original as a Warrant of Attorney, any rule of court, custom, or practice to the contrary notwithstanding.

     (h) Waiver of Errors, Right of Appeal, Stay and Exemption: Tenant hereby releases to Landlord and to any and all attorneys whom may appear for Tenant all errors in any procedure of action to enter judgement by confession by virtue of the warrants of attorney contained in this Lease, and all liability thereof, Tenant further authorizes the Prothonotary or any Clerk of any Court of Record to issue a Writ of Execution or other process. If proceedings shall be commenced to recover possession of the Premises either at the end of the term or sooner termination of this Lease, or for non-payment of rent or for any other reasons, Tenant specifically Waives the right to the three (3) months notice to quit and/or the fifteen (15) or thirty (30) days notice to quit required by the Act of April 6, 1951, P.L. 69, as amended, and agrees that five (5) days notice shall be sufficient in either or any such case.

     16.04 Legal Expenses: If suit shall be brought or claim shall be made (whether or not suit is commenced or judgment entered) for recovery of possession of the Leased Premises, and/or the recovery of rent or any other amount due under provisions of this Lease, or because of the breach of any other covenant herein contained, and the breach shall be established, the non-prevailing party shall pay to the prevailing party, in addition to all other sums and relief available to the prevailing party, all expenses incurred therefor, including reasonable attorneys' fees to the extent permitted by law.

     16.05 Failure to Pay; Interest. If Tenant at any time shall fail to pay any taxes, assessments or liens, provide insurance or perform any act required by this Lease to be made or performed by it, or fail to pay any charge payable by Tenant or to timely discharge any other monetary obligation of Tenant required by this Lease, Landlord, without waiving or releasing Tenant from any obligation or default under this Lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant. All sums so paid by Landlord and all costs and expenses so incurred shall accrue interest at a rate equal to the maximum rate permitted by law from the date of payment or incurring thereof by Landlord and shall constitute Other Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord upon demand. Notwithstanding anything to the contrary contained herein, if Tenant fails to contest any invoice or other written demand for payment of rent or any other sums due within the time frames specified in the Lease for payment, then Tenant shall have no rights to contest such invoice or bill thereafter.

     ARTICLE XVII: ACCESS BY LANDLORD

     17.01 Right of Entry. Landlord or Landlord's agents shall have the right to enter the Leased Premises at all reasonable times to examine the same and to show it to purchasers and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Leased Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part. During the six (6) months prior to the expiration of the term of this Lease or any renewals thereof, Landlord may exhibit the Leased Premises to prospective tenants or purchasers and place upon the Leased Premises the usual signage for space rental. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the building or any part thereof, except as otherwise herein specifically provided.

     ARTICLE XVIII:  TENANT'S PROPERTY

     18.01 Taxes on Leasehold. Tenant shall be responsible for and shall pay before delinquency all municipal, county, or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind owned by or placed in, upon, or about the Leased Premises by Tenant.

     18.02 Loss and Damage. Landlord shall not be liable for any injury or damage to persons or property or loss of business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow, or leaks from any part of the Leased Premises, or from the pipes, appliances or plumbing works, or from the roof, street or subsurface, or from any other place, or by dampness or by any other cause of whatsoever nature or by rodents, bugs or vermin, and whether originating in the Leased Premises or elsewhere. All property of Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of Tenant only, and Tenant hereby holds Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, a waiver of which shall be obtained in advance by Tenant.

     18.03 Notice by Tenant. Tenant shall give immediate notice to Landlord in case of fire or accidents, or damage to or of defects in the Leased Premises or in the building of which the Leased Premises are a part.

     ARTICLE XIX: HOLDING OVER; SUCCESSORS

     19.01 Holding Over. Any holding over after the expiration of the term hereof, with or without the consent of Landlord, shall be construed to be a tenancy from month to month at the rents herein specified (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, if such holding over is without the consent of Landlord, Minimum Rent for such holdover period shall be two (2) times the Minimum Rent due for the last month of the Lease Term.

     19.02 Successors and Assigns. Except as otherwise herein provided, this Lease and all the covenants, terms, provisions and conditions herein contained shall inure to the benefit of and be binding upon the heirs, representatives, successors and assigns of each party hereto, and all covenants herein contained shall run with the land and bind any and all successors in title to Landlord.

     ARTICLE XX:  QUIET ENJOYMENT

     20.01 Landlord's Covenant. Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord; subject, nevertheless, to all the terms and conditions of this Lease.

     ARTICLE XXI:  MISCELLANEOUS

     21.01 Waiver. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing.

     21.02 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent installments herein stipulated shall be deemed to be other than on account of the most current stipulated rent owed at that time, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction.

     21.03 No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business or otherwise, or joint adventurer or a member of a joint enterprise with Tenant.

     21.04 Force Majeure. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then the time allowed for performance of such act shall be extended by a period equivalent to the period of such delay so long as the delayed party provides the other with a written explanation of reasons for the delay. The provisions of this Section 21.04 shall not operate to excuse Tenant from the prompt payment of Minimum Rent, Percentage Rent, Additional Rent or any other payments required by the terms of this Lease.

     21.05 Landlord's Liability. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, Tenant may not terminate the Lease, and Tenant's sole remedies shall be money damages (except as set forth in Section 21.16) and specific performance. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Shopping Center as the same may then be encumbered and neither Landlord nor if Landlord be a partnership, any of the partners comprising such partnership shall be liable for any deficiency. It is understood that in no event shall Tenant have any right to levy execution against any property of Landlord other than its interest in the Shopping Center as hereinbefore expressly provided. In the event of the sale or other transfer of Landlord's right, title and interest in the Leased Premises or the Shopping Center, Landlord shall be released from all liability and obligations hereunder. The only warranties made by Landlord with respect to this Lease and the Leased Premises are as expressly contained herein. Landlord hereby expressly and unequivocally disclaims any and all implied warranties with respect to the Leased Premises and Tenant's use of same, including, but not limited to, the implied warranty of habitability.

     21.06 Notices and Payments. Any notice by Tenant to Landlord must be served by Federal Express or similar overnight delivery service or by certified mail, postage prepaid, addressed to Landlord at the place designated for the payment of rent, or at such other address as Landlord may designate from time to time by written notice. Any notice by Landlord (which may be given by Landlord or Landlord's attorney or management company) to Tenant must be served by Federal Express or similar overnight delivery service or by certified mail, postage prepaid, addressed to Tenant at the Leased Premises, or at such other address as Tenant may designate from time to time by written notice to Landlord. All notices shall be effective upon delivery or attempted delivery in accordance with this Section 21.06. Until otherwise notified in writing, Tenant shall pay all rent reserved herein and all other sums required under this Lease by check payable to the order of Landlord and shall forward the same to Landlord as herein provided.

     21.07 Financial Statements. The persons signing this Lease on behalf of Tenant hereby personally represent and warrant to Landlord that the financial statements delivered to Landlord prior to the execution of this Lease properly reflect the true and correct value of all the assets and liabilities of Tenant and Guarantors. Tenant acknowledges that in entering into this Lease, Landlord is relying upon such statements and Tenant shall supply Landlord updated financial statements of Tenant and Guarantors each Lease Year and from time to time as requested by Landlord.

     21.08 Guarantors. This Lease shall not be effective unless the persons, if any, listed in Section 1.01(r) hereof shall execute the Guaranty attached as Exhibit "C" of this Lease.

     21.09 Captions and Section Numbers. The captions, section numbers, article numbers and headings appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease.

     21.10 Definitions. The word "Tenant" shall mean each and every person, firm or corporation mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and it shall have the same force and effect as if given by or to all thereof. If there shall be more than one Tenant, they shall all be bound jointly and severally.

     21.11 Partial Invalidity. If any term, covenant or condition of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     21.12 Recording. This Lease or a certificate or memorandum thereof prepared by Landlord may, at the option of Landlord, be recorded. Tenant shall execute any such certificate, short form lease or memorandum upon demand by Landlord.

     21.13 Entire Agreement. The Lease, the exhibits and rider, if any, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. All prior communications, negotiations, arrangements, representations, agreements and understandings, whether oral, written or both, between the parties hereto and their representatives are merged herein and extinguished, this Lease superseding and canceling the same. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed by the party against which such subsequent alteration, amendment, change or modification is to be enforced. If any provision contained in any rider hereto is inconsistent with any printed provisions of this Lease, the provision contained in such rider shall supersede said printed provision. Tenant hereby acknowledges that (a) this Lease contains no restrictive covenants or exclusives in favor of Tenant except as stated in Exhibit D (if any); and (b) this Lease shall not be deemed or interpreted to contain, by implication or otherwise, any warranty, representation or agreement on the part of Landlord that any department store or regional or national chain store or any other merchant shall open for business or occupy or continue to occupy any premises in or adjoining the Shopping Center during the term of this Lease or any part thereof, and Tenant hereby expressly waives all claims with respect thereto and acknowledges that Tenant is not relying on any such warranty, representation or agreement by Landlord either as a matter of inducement in entering into this Lease or as a condition of this Lease or as a covenant by Landlord.

     21.14 Jury Trial; Claims; Survival. To the extent permitted by applicable law, and acknowledging that the consequences of said waiver are fully understood, Tenant hereby expressly waives the right to trial by jury in any action taken with respect to this Lease and waives the right to interpose any set-off or counterclaim of any nature or description in any action or proceeding instituted against Tenant pursuant to this Lease. Notwithstanding anything in this Lease to the contrary, the representations and undertakings of Tenant under this Lease shall survive the expiration or termination of this Lease regardless of the means of such expiration or termination.

     21.15 Applicable Law. This Lease and the rights and obligations of the parties arising hereunder shall be construed in accordance with the laws of the State.

     21.16 Consents and Approvals. Whenever Landlord's consent or approval is required herein, such consent or approval shall not be deemed given until Landlord has provided such consent or approval in writing. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent or approval. Where the consent or approval of Landlord shall be required, such consent or approval shall be granted in Landlord's sole discretion unless otherwise expressly provided. With respect to any provision of this Lease which either expressly provides or is held to provide that Landlord shall not unreasonably withhold or unreasonably delay any consent or approval, Tenant shall not be entitled to make claim for, and Tenant expressly waives claim for, damages incurred by Tenant by reason of Landlord's failure to comply, it being understood and agreed that Tenant's sole remedy shall be an action for specific performance.

     21.17 Authority. In the event Tenant hereunder shall be a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State; all franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due; and those persons executing this Lease on behalf of Tenant are duly qualified and authorized to bind, and in fact do bind, the corporation. In the event Tenant hereunder shall be a partnership, either general or limited, the persons or entities executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified partnership and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State, if required by law; all franchise and partnership taxes have been paid to date; all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due; and those entities executing this Lease on behalf of partnership are duly qualified to bind, and in fact do bind, the partnership. This Lease shall be effective only when it is signed by both Landlord and Tenant. Tenant's submission of a signed lease for review by Landlord does not give Tenant any interest, right or option in the Leased Premises.

     21.18 Interpretation. Both parties have read this Lease and had the opportunity to employ legal counsel and negotiate changes to the Lease. The Lease is the joint product of the parties and, in the event of any ambiguity herein, no inference shall be drawn against a party by reason of document preparation.

     21.19 Brokers. Tenant represents and warrants to Landlord that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease excepting only Broker. Broker is representing Landlord on this Lease, and Broker's commission shall be paid by Landlord. Tenant knows of no other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. All fees, commissions or other compensation payable to any broker or agent of Tenant shall be paid by Tenant. Tenant shall hold Landlord harmless from all damages and shall indemnify Landlord for all damages paid or incurred by Landlord resulting from any claims asserted against Landlord by brokers or agents claiming through Tenant. Tenant acknowledges that Tenant has been informed that person(s) associated with Broker may have or may acquire an ownership interest in the Shopping Center, and Tenant acknowledges by signing this Lease that such ownership interest shall not affect the terms, conditions or validity of this Lease.

     ARTICLE XXII:  SECURITY AND RENT DEPOSITS

     22.01 Amount of Security Deposit. Tenant, contemporaneously with the execution of this Lease, has deposited with Landlord the sum set forth in
Section 1.01(n), the receipt of which is hereby acknowledged by Landlord. Said deposit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease by said Tenant to be kept and performed during the term hereof. Tenant specifically agrees that any deposit held hereunder by Landlord may be commingled with any other funds of Landlord.

     22.02 Use and Return of Security Deposit. Should Tenant fail to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, as provided in Article XVI, Landlord may appropriate and apply said entire deposit, or so much thereof as may be necessary, to compensate Landlord for loss or damage sustained by Landlord due to such breach, without prejudice to its further rights and remedies. Should the entire security deposit or any portion thereof be appropriated and applied by Landlord for the payment of overdue rent or other sums due from Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said deposit to the original sum deposited. Should Tenant comply with all the terms, covenants and conditions of this Lease, the said deposit shall be returned in full to Tenant at the end of the term of this Lease. Should Tenant terminate this Lease prior to the Possession Date (except as provided for in Section 1.06) or prior to the end of term, then Tenant shall forfeit its security deposit.

     22.03 Rent Deposit. Tenant, contemporaneously with the execution of this Lease has deposited with Landlord the sum set forth in Section 1.01(o) to be held and applied to the initial Minimum Rent and Additional Rent due under this Lease.

     ARTICLE XXIII:  TENANT COVENANTS; EASEMENTS

     23.01 Tenant Covenants. Notwithstanding anything to the contrary contained herein, this Lease is subject to and made on the understanding that Landlord has granted and/or will grant certain restrictions and exclusive use covenants to other tenants of the Shopping Center (herein the "Tenant Covenants"). Tenant acknowledges that Tenant's use and/or occupancy of the Leased Premises in violation of any current or future Tenant Covenants would subject Landlord to substantial damages, and as such, Tenant acknowledges and agrees that any such violation by Tenant of any such Tenant Covenants shall constitute a default hereunder entitling Landlord to cancel this Lease or enjoin Tenant from violating such Tenant Covenants, or exercise any of the remedies stated in
Article XVI hereof and any other remedies available under the law of the State. Nothing contained in this Section 23.01 shall be construed to permit Tenant to expand the use restrictions set forth in Section 4.01 hereof.

     23.02 Easements. The Shopping Center is and/or may be encumbered and/or benefitted from time to time by certain easements, development and operating covenants, and similar agreements. Tenant agrees that it shall abide by any such agreement, including as any such agreement may be amended from time to time in Landlord's sole discretion. Landlord shall have the right to enter into and/or terminate any such agreement in Landlord's sole discretion.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

          LANDLORD: Winchester Development Company

                                    By:     /s/ Dempsey Hydrick
                                       --------------------------------

                                    Title:         Partner
                                          -------------------------------

          TENANT: Bank of Clarke County

                                    By:   /s/ Lewis Ewing
                                       --------------------------------

                                    Title:        President
                                          -------------------------------

ATTEST:

/s/ John R. Milleson
------------------------
     Secretary


     EXHIBIT "A"
     TO LEASE AGREEMENT


     SITE PLAN


     EXHIBIT "B"
     TO LEASE AGREEMENT


     DESCRIPTION OF LANDLORD'S WORK AND TENANT'S WORK

     Attached to and forming a part of Lease


Landlord: Winchester Development Company

Tenant:   Bank of Clarke County

Date:     June 3, 1997


                                 LANDLORD'S WORK

                                      AS IS

                                  TENANT'S WORK

     Landlord's Work is limited to the work hereinabove described and excludes work described as Tenant's Work; all work not classified as Landlord's Work is Tenant's Work.

     Tenant's Work shall include all other necessary improvements to operate Tenant's business and shall include, but not be limited to, the purchase and/or installation and/or performance of the following, and all the following shall be at Tenant's expense. The plans and specifications, if any are needed, and the detail and design shall be subject to the written approval of Landlord.

A.   ITEMS TO BE DONE

     1. Telephone wiring, devices, and installation and service costs.

     2. Inter-com, radio and TV conduit, devices and wiring.

     3. Light covers and other ceilings not standard to the project.

     4. Fire protection and detection devices, other than Landlord's sprinkler system, if any.

     5. Store fixtures, furnishings, display devices and special column treatments.

     6. Display window platforms, floors, backs and ceilings, interior or special rooms.

     7. Store signs and special structural stiffeners and anchorage therefor.

     8. Tenant shall bear the additional cost of a special store front over that of the standard "straight" front provided by Landlord, including installation of automatic doors.

     9. Complete plans showing all details of interior design, electrical and mechanical items which affect Landlord's Work, if required by Landlord in order to prepare preliminary plans, including special venting or air handling equipment necessary for Tenant's occupancy and use.

     10. All interior walls and curtain wall within the Leased Premises except as provided by Landlord's Work C(3).

     11. All signs in or on the Leased Premises including construction, furnishing and installation. No sign shall be erected without prior written approval of Landlord.

     12. All requirements related to bottled water.

     13. Tenant shall bear the cost of moving any sprinkler heads due to the installation of interior partitions by Tenant.

     14. Tenant shall bear the cost of moving any duct work diffusers or returns due to the installation of any interior partitions.

     15. Tenant shall deliver to Landlord a copy of its State Labor and Industry Certificate of Occupancy Permit and a copy if its Certificate of Occupancy issued by the Municipality where Tenant's Leased Premises are located within ten
(10) days after Tenant opens for business.

B. CONSTRUCTION

     1. All work undertaken by Tenant shall be at Tenant's expense and shall not damage the building or any part thereof; design and details shall conform with the standards of the Project and shall be approved by Landlord.

     2. Work undertaken by Tenant during general construction shall be handled in the following manner:

         a. Work attached to the structure such as additional plumbing, electrical work, plastering, terrazzo, etc., may be handled in any of the following ways:

               (1) Awarded by Tenant to his own Contractor, who has been approved by Landlord.

               (2) Awarded to the Project Contractor through the use of unit prices which have been established for this type of work by previous bidding.

         b. Store furniture, fixtures, painting, floor covering, etc., may be let to any contractor approved by Landlord. Tenants should attempt to allow Contractors for this category of work who are already on the site to bid on their work.

     The aforesaid is agreed to as of the day and year first above written.


           /s/ Dempsey Hydrick
          ---------------------------------
          (Landlord) Winchester Development Company

           /s/ Lewis Ewing, President
           ----------------------------------
          (Tenant) Bank of Clarke County

                      DISCLOSURE FOR CONFESSION OF JUDGMENT

I am executing, this 12th day of June, 1997, a Lease with Winchester Development Company.

A. I understand that the Lease contains a confession of judgment provision that would permit Landlord to enter judgment against me in court, after a default on the Lease, without advance notice to me and without offering me an opportunity to defend against the entry of judgment. In executing the Lease, being fully aware of my rights to advance notice and to a hearing to contest the validity of any judgment or other claims that Landlord may assert against me under the Lease, I am knowingly, intelligently, and voluntarily waiving these rights, including any right to advance notice of the entity of judgment, and I expressly agree and consent to Landlord's entering judgment against me by confession as provided for in the confession of judgment provision. Initials: /s/LME.

B. After having read and determined which of the following statements are applicable, and by placing my initials next to each statement which applies, I represent that:

Initials

/s/ LME   1.  I was represented by my own independent legal counsel in connection with the Lease.

/s/ LME   2.  A representative of Landlord specifically called the confession of judgment in the Lease to my attention.

C. I certify that my annual income exceeds $10,000.00; that the blanks in this Disclosure were filled in when I initialed and signed it; and that I received a copy at the time of signing.

TENANT: Bank of Clarke County

/s/ Lewis Ewing  (seal)
President


                                   EXHIBIT "C"
                               TO LEASE AGREEMENT

                                    GUARANTY

     THIS GUARANTY is given by Bank of Clarke County, a Virginia corporation, whose address is P.O. Box 391, Berryville, VA 22611 (the "Guarantor"), to Winchester Development Company, a Missouri general partnership, located at 402 Bayard Road, Suite 200, Kennett Square, PA 19348, (the "Landlord) on this 3rd day of June, 1997.

                                    RECITALS

     At the request of the Guarantor, the Landlord has entered into a lease with Bank of Clarke County (the "Tenant"), for premises located in Apple Blossom Convenience Center, Winchester, VA, which is dated the date of this Guaranty (the "Lease"); and The Landlord would not have entered into the Lease except for the request of the Guarantor and the execution and delivery of this Guaranty; and In consideration of the Landlord entering into the Lease with the Tenant, the Guarantor, intending to be legally bound hereby, agrees as follows:

1. Guaranty The Guarantor for themselves and their heirs, executors, personal representatives, successors and assigns, guarantees the prompt payment when due, or whenever payment may become due under the terms of the Lease, all payments of Minimum Rent, Additional Rent Percentage Rent (if any), and all other charges, expenses and costs of every kind and nature, which are or may be due now or in the future under the terns of the Lease, any agreements or documents related to the Lease, or any other transaction between the Landlord and the Tenant directly or indirectly related to the Lease; and the complete and timely performance, satisfaction and observation of the terms and conditions of the Lease, rules and regulations and related obligations arising by reason of the Lease, required to be performed, satisfied or observed by the Tenant ("Guaranteed Obligations").

2. Coverage of guaranty This Guaranty extends to any an all liability which the Tenant has or may have to the Landlord by reason of matters occurring before the signing of the Lease by the parties or commencement of the term of the Lease by reason of removal of Tenant's property, surrender of possession or other matters. This Guaranty extends to any successor of the Tenant, an assignee or subsequent lessee of the Tenant, to any extensions or renewals of the Lease, and to any tern established by reason of the holdover of the Tenant, an assignee or subsequent lessee.

3. Performance Guaranty In the event that the Tenant fails to perform, satisfy or observe the terms and conditions of the Lease, rules and regulations, and related Lease obligations required to be performed, satisfied or observed by the Tenant, the Guarantor will promptly and fully perform, satisfy and observe the obligation or obligations in the place of the Tenant. The Guarantor shall pay, reimburse and indemnify the Landlord for any and all damages, costs, expenses, losses and other liabilities arising or resulting from the failure of the Tenant to perform, satisfy or observe any of the terms and conditions of the Lease, rules and regulations and related obligations.

4. Waiver of Notices Without notice to or further assent from the Guarantor, the Landlord may waive or modify any of the terms or conditions of the Lease, any rules and regulations or related Tenant obligations; or compromise, settle or extend the time of payment of any amount due from the Tenant or the time of performance of any obligation of the Tenant. These actions may be taken by the Landlord without discharging or otherwise affecting the obligation of the Guarantor.

5. Lease Security This Guaranty shall remain in full force and effect, and the Guarantor shall be fully responsible, without regard to any security deposit or other collateral for the performance of the terms and conditions of the Lease, or otherwise affecting the obligation of the Guarantor.

6. Unconditional Obligations The liability of the Guarantor is joint and several and is direct, immediate, absolute, continuing, unconditional and limited. The Landlord shall not be required to pursue any remedies it may have against the Tenant or against any security deposit or other collateral as a condition to enforcement of this Guaranty. Nor shall the Guarantor be discharged or released by reason of the discharge or release of the Tenant for any reason, including a discharge in Bankruptcy, receivership or other proceedings, a disaffirmation or rejection of the Lease by a trustee, custodian or other representative in Bankruptcy, a stay or other enforcement restriction, or any other reduction, modification, impairment or limitations of the liability of the Tenant or any remedy of the Landlord. The Guarantor assumes all responsibility for being and keeping themselves informed of Tenant's financial condition and assets, and of all other circumstances bearing upon the risk of non-performance by Tenant under the Lease. The Guarantor agrees that Landlord shall have no duty to advise the Guarantor of information known to it regarding such circumstances or risks.

7. Confession of Judgement IF GUARANTOR FAILS TO PERFORM THE GUARANTEEDOBLIGATIONS WITH FIVE(5) DAYS AFTER DEMAND BY LANDLORD, GUARANTOR HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURTORATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR GUARANTOR IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR MINIMUM RENT, ADDITIONAL RENT, PERCENTAGE RENT (IF ANY) AND/OR THE CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED AS RENT, OR AGREED TO BE PAID BY THE GUARANTOR, AND FOR INTEREST AND COSTS TOGETHER WITH A REASONABLE ATTORNEY'S COMMISSION. SUCH ATHORITY SHALL BE EXERCISABLE WITHOUT NOTICE AND NOT BE EXHAUSTED BY ONE EXERCISE THEREOF BY JUDGEMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID MINIMUM RENT, ADDITIONAL RENT, PERCENTAGE RENT (IF ANY) AND/OR OTHER CHARGES, PAYMENTS, COSTS AN EXPENSES RESERVED AS RENT SHALL FALL DUE OR BE IN ARREARS, AN SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE LEASE TERM AND/OR DURING ANY RENEWAL OF THE LEASE.

8. Subordination of Subrogation Rights The Guarantor unconditionally subordinates any and all claims which the Guarantor has or may have against the Tenant by reason of subrogation for payments or performance under this Guaranty or claims for any other reason or cause.

9. Binding Effect The words "Guarantor" and "Landlord" include singular or plural, individual or corporation, and their respective heirs, executors, administrators, successors and assigns of Guarantor and Landlord. This Guaranty is binding upon the Guarantor, their heirs, administrators, successors and assigns and shall inure to the benefit of the Landlord, its successors and assigns. No assignment of delegation by the Guarantor shall release the Guarantor of its obligations under this Guaranty. The term "Tenant" used in this Guaranty includes also the first and any successive assignee or sublessee of the Tenant or any successive assignee or subsequent Tenant.

10. Modifications This Guaranty may not be modified orally, but only by writing signed by both the Guarantor and the Landlord. Modifications include any waiver, change, discharge, modification, or termination.

11. Governing Law This Guaranty is given pursuant to and shall be governed and construed in accordance with the laws of t Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the Guarantor has duly signed this Guaranty on the date above stated.


WITNESS:                                CORPORATE GUARANTOR

/s/John R. Milleson                     Bank of Clarke County
----------------------                  By: /s/ Lewis Ewing
                                           ----------------------
                                              President


                                    EXHIBIT E

                                  SIGN CRITERIA

     GENERAL: The following sign criteria has been established for the purpose of developing uniform, highly visible aesthetically pleasing store signage and fascia to harmonize with an compliment your shopping center's building material and in creating a proper retail atmosphere.

          A. Each tenant will be required to identify its store front sign band an under-canopy with approved signs.

          B. Tenant shall choose a sign contractor from Landlord's preapproved list of sign contractors. If Tenant wishes to use a sign contractor not specified on Landlord's list, Tenant must submit a qualifications letter for Landlord to review and approve at its sole discretion.

          C. Tenant will provide at his expense two copies of drawings of its proposed sign. Sign drawings shall include a scale section of sign with layout of proposed sign showing individual lettering height and total copy length. Sign construction, installation diagram, material information and color scheme shall also be indicated. Upon review, Landlord will notify Tenant or sign manufacturer of approval or disapproval.

          D. All Tenant fascia signs shall be designed and installed at the Tenant's expense. All signs shall meet requirements and specifications set forth in Exhibit E. Please note it is the Tenant's responsibility to be informed of sign ordinances in your local area. Where governmental sign requirements are more restrictive than Landlord's criteria, their restrictions will prevail. Necessary sign permits shall be obtained at the Tenant's expense. In some cases, your sign company will provide ordinance information as well as obtaining necessary sign permits. Tenants will be held liable and bear all costs for removal and/or not conform with the following specifications. If Tenant leaves the Shopping Center, it will be required to remove its sign and repair the fascia to its original condition.

          E. Tenant shall have sign installed and operating prior to the opening of the store for business.

TENANT FASCIA SIGNS:

          A. Signs will be made up of individually illuminated channel letters, separately installed on the fascia front. Any connecting of letters and/or logo will be considered.

          B. Letters will be fabricated of aluminum with your choice of color. Letter sidewalls must be at least .032 pr .040 gauge aluminum, fully welded or riveted for fabrication and duronodic in color. The depth of all letters shall by 4". When required, all letters will be caulked to prevent light form filtering out the back of letters, and a 1/4" deep (drain) hole drilled on all letters to allow for water drainage. The letter face will be at least 1/8" (thickness) Plexiglas surrounded by 1" plastic duronodic color trim.

          C. Letters shall be illuminated by at least one row of neon tubing. All transformers are to be mounted in vented boxes. No fascia raceways for wiring of letters shall be permitted, All wiring of letters shall be permitted in access area behind fascia and shall meet all building and electrical codes.

          D.   Reverse type channel letters are not permitted.

          E. No flashing action nor other mechanical animation will be permitted.

          F. Tenant's sign must be kept clean and in good operating condition at all times.

          G. All signs must be installed in compliance with the National Electrical Code (Article 600).

          H. Each metal cabinet and all conductive components must be grounded to the building ground.

          I.   Disconnect switches must be installed within sight of the sign.

          J. Transformers must be properly supported, fastened, and supported away from flammable materials. Covers must be replaced after installation.

          K. Splices must be properly made, insulated and supported away form flammable materials.

          L.   Connections must be made and properly enclosed as required.

          M. All electrical components must be protected against water intrusion.

SIZE REQUIREMENTS:

Store Front

Maximum Length     15 feet

Maximum Height      2 feet

Balance     Vertical
            Capital letters will be spaced so they have an equal border on top and bottom of each letter. Smaller case letters will be placed even with the bottom of the capital letter.

            Horizontal
            Letters will be spaced equally on both the left half of the sign area and on the right half of the sign area.

            Miscellaneous
            All letters are to be mounted flush to fascia. Projected mounting of letters is not permitted.

            Letters are to be mounted with stainless steel fasteners to prevent staining of fascia.

SIGN INSPECTION: Tenant's sign contractor shall be required to have its installation approved by a certified electrical inspector who shall inspect all wiring and connections so that the sign construction and installation meet all codes and requirements. A copy of the certification shall be sent to Landlord for its review.

UNDER CANOPY SIGNS: Landlord requires that all Tenants pay for the construction and installation of a canopy type sign to be installed under the canopy and in front of their appropriate store. The Landlord will take the responsibility to bid the job to the most qualified company.

Landlord will provide Tenant with a sketch of its under canopy sign for his review and approval. Tenant upon acceptance of sketch will pay to Landlord one-half of the total amount of the sign, with the balance due within fifteen
(15) days of the completion of work and receipt of invoice.